                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             HYCOR BIOMEDICAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[HYCOR LOGO]                                               HYCOR BIOMEDICAL INC.
                                                             7272 CHAPMAN AVENUE
                                                          GARDEN GROVE, CA 92841

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hycor Biomedical Inc. to be held at its corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841 on June 14, 2001 at 9 a.m., local time, for the following purposes:

        1. To elect six nominees as directors to serve for the ensuing year and until their successors are duly elected and qualified;

        2.     To approve the 2001 Stock Option Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Meeting. A list of stockholders will be available for inspection at the Meeting and, for ten days prior thereto, at Hycor's corporate offices.

        Your attention is directed to the proxy statement submitted with this notice.

                                     By order of the Board of Directors.

                                     Reginald P. Jones
                                     Secretary

Garden Grove, California
April 30, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                              HYCOR BIOMEDICAL INC.
                               7272 CHAPMAN AVENUE
                       GARDEN GROVE, CALIFORNIA 92841-2103

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

        This Proxy is solicited by the Board of Directors of Hycor Biomedical Inc. ("Hycor") for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on June 14, 2001, at Hycor's corporate offices located at 7272 Chapman Avenue, Garden Grove, California 92841-2103 at 9 a.m., local time, and at any adjournments thereof. The Annual Meeting is held for the following purposes: (1) to elect six directors; (2) to approve the 2001 Stock Option Plan; and (3) to transact such other business as may properly come before the meeting. This Proxy Statement and the enclosed proxy are being sent or given to stockholders on or about April 30, 2001.

        Hycor will bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers or employees of Hycor. The Annual Report of Hycor, including financial statements for the year ended December 31, 2000, is enclosed with this Proxy Statement.

Information About the Annual Meeting

                             RECORD DATE AND VOTING

        The Board of Directors of Hycor fixed April 20, 2001, as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, Hycor had outstanding 7,945,101 shares of Common Stock. Each share of Common Stock entitles the record holder to one vote on all matters.

                                 VOTING BY PROXY

        All shares represented by a properly executed proxy received in time for the Annual Meeting and not revoked will be voted as directed. If no directions are specified, the shares represented by such proxy will be voted (i) "FOR" the election of the Board of Directors' six nominees for director; (ii) "FOR" approval of the 2001 Stock Option Plan; and (iii) at the discretion of the persons named as proxies on all other matters which may properly come before the Annual Meeting, although Hycor does not presently know of any other such business.

                                REVOKING A PROXY

        Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of Hycor of either (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date. A stockholder who is present at the Annual Meeting may revoke his proxy and vote in person if he so desires.

                                QUORUM AND VOTING

        A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting on each of the proposals (other than the election of directors) is required for the adoption or ratification for each proposal.

                   EFFECT OF BROKER NON-VOTES AND ABSTENTIONS

        Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holdings shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

        Six directors are to be elected to serve as members of the Board of Directors until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If at the time of the Annual Meeting of Stockholders any of such nominees should be unable to serve, the persons named in the Proxy will vote for the election of such person or persons as may be designated by the present Board of Directors; alternatively, the Board of Directors may reduce the number of authorized directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL SIX NOMINEES.

Nominees for Election as Directors


                                          Year
                                          First                Principal Occupation and Other
  Name                                    Elected              Information Concerning Nominee
  ----                                    -------              ------------------------------
  Samuel D. Anderson                      1987                 Chairman of the Board since July 1998, Hycor Biomedical Inc.;
  Age 65                                                       general business consultant since May 1991; President,
                                                               Trancel Corporation (a pharmaceutical company) from March
                                                               1990 until April 1991; Director from March 1984 until
                                                               December 1991, Chairman of the Board from October 1988 to
                                                               March 1990, President and Chief Executive Officer from March
                                                               1984 to October 1988, Alpha Therapeutics Corporation (a
                                                               pharmaceutical company).

  J. David Tholen                         1998                 President and Chief Executive Officer since July 1998,
  Age 56                                                       Executive Vice President from January 1998 until July 1998,
                                                               Hycor Biomedical Inc.; general business consultant from
                                                               December 1996 until January 1998; President and Chief
                                                               Executive Officer, Murex International (a medical diagnostic company) from June 1994 until December 1996.

                                          Year
                                          First                Principal Occupation and Other
  Name                                    Elected              Information Concerning Nominee
  ----                                    -------              ------------------------------
  David S. Gordon                         1981                 General business consultant since March 1999; Senior Vice
  Age 59                                                       President, Medical Affairs, from April 1997 to March 1999,
                                                               Aronex Pharmaceuticals, Inc. (a pharmaceutical company);
                                                               Vice President, Business Development, Physician Reliance
                                                               Network, Inc. (a physician practice management company) from
                                                               October 1995 until December 1996; Vice President, U.S.
                                                               Clinical Research, The Liposome Company (a pharmaceutical
                                                               company) from March 1993 until September 1995; Director,
                                                               Clinical Research-Hematologics, R. W. Johnson Pharmaceutical
                                                               Research Institute (a pharmaceutical company) from November
                                                               1990 until February 1993; Chairman of the Board from April
                                                               1981 to September 1990, Chief Scientific Officer from
                                                               February 1985 to November 1990, Chief Executive Officer from
                                                               April 1981 to February 1985, Hycor Biomedical Inc.

  Reginald P. Jones                       1986                 Senior Vice President since January 1988, Chief Financial
  Age 54                                                       Officer since May 1985, Secretary since June 1985, Treasurer since January 1982, Hycor Biomedical Inc.

  James R. Phelps                         1984                 Partner, Hyman, Phelps and McNamara, P.C. (a law firm) since
  Age 62                                                       January 1980.

  Richard E. Schmidt                      1996                 Chairman from September 1991 to February 1998, Chief
  Age 69                                                       Executive Officer and President from September 1991 until
                                                               June 1996, Newport Corporation (a precision research
                                                               equipment company).

Board Meeting Attendance and Committees

        The Board of Directors held a total of four meetings during 2000. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they served.

        The Compensation Committee of the Board, composed of Messrs. Thompson (who is not standing for reelection in 2001), Anderson and Phelps, acts for the Board in determining the executive compensation program with respect to salary, bonuses, benefits and other compensation matters. It also administers Hycor's stock option plans. This committee met once during 2000.

        The Audit Committee of the Board, composed of Messrs. Schmidt, Anderson, and Gordon, acts for the Board in overseeing Hycor's accounting practices, recommending the independent public accountants for appointment by the Board, monitoring the adequacy of internal accounting practices and reviewing significant changes in accounting policies. This committee met twice in 2000.

        The Nominating Committee, composed of Messrs. Gordon and Phelps, considers and makes recommendations to the full Board of Directors of individual candidates to be nominated by management for election to the Board of Directors at the Annual Meeting of Stockholders. This committee met once in 2000.

Compensation of Directors

        All non-employee directors receive an annual retainer of $9,000 and a fee of $500 for each Board, Audit and Compensation Meeting attended for services as directors of Hycor. Non-employee directors are reimbursed for reasonable travel expenses incurred in connection with each meeting attended.

        Each non-employee director is eligible to receive stock options under Hycor's Nonqualified Stock Option Plan for Non-Employee Directors (the "Director Plan"), a non-discretionary formula stock option plan. Each director who is a non-employee director and who holds office immediately after Hycor's Annual Meeting of stockholders receives an option to purchase 6,000 shares of Common Stock. The Director Plan also provides an automatic one-time only grant of an option to purchase 4,000 shares of Common Stock to new non-employee directors on the date such director first assumes the duties of a director. The price per share at which an option may be exercised is the fair market value per share on the date the option is granted, and each option granted shall vest pro rata over a three-year period. In the event that Hycor enters into a merger (other than a merger in which Hycor is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of an option, the option shall become exercisable with respect to the full number of shares subject thereto during the period of thirty days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

                      APPROVAL OF THE HYCOR BIOMEDICAL INC.
                             2001 STOCK OPTION PLAN
                                  (Proposal 2)

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PLAN'S APPROVAL.

         On February 23, 2001, the Board of Directors adopted the Hycor Biomedical Inc. 2001 Stock Option Plan (the "Plan") and at the Annual Meeting the Company's stockholders will be asked to approve the Plan. The entire text of the Plan is included as Exhibit A to this proxy statement and the stockholders are encouraged to read the Plan carefully.

        The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Company, to encourage employees to remain in the employment of the Company and to encourage directors, advisors and consultants to remain in the service of the Company. The Plan is also intended to help the Company attract new qualified employees, directors, advisors and consultants.

        As of March 26, 2001, the Company had issued and outstanding options to purchase 673,375 shares of Common Stock pursuant to the Company's existing option plans and separate stock option agreements. Also, as of March 26, 2001, the Company still had available unissued options to purchase 101,125 shares of Common Stock under the Company's current incentive plans, including 95,000 options available to be granted under the Company's non-employee directors stock option plan. The Board of Directors believes that options are an important factor in attracting, retaining and motivating officers, employees, advisors, directors and consultants of the Company.

        The Board of Directors approved the Plan and unanimously recommends that the stockholders approve the Plan. No options will be issued under the Plan unless the Plan is approved by the stockholders. If the Plan is approved by the stockholders, the Board of Directors intends to cause the shares of Common Stock that will become available for issuance pursuant to options granted under the Plan to be registered at the Company's expense on a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission.

ADMINISTRATION

        The Plan is to be administrated either by the Board of Directors or, in the discretion of the Board, by a committee consisting of two or more non-employee directors (the Board or in the alternative the committee of directors, is referred to as the ("Administrator"). The Administrator has discretion to select the optionees who are to be granted options, determine the number of shares to be subject to options and to designate options as either incentive or nonstatutory stock options. The Administrator has full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all option agreements.

ELIGIBILITY

        Options can be granted under the Plan to employees (who may be officers, whether or not they are directors) of the Company or its subsidiaries and non-employees to whom the offer of employment has been extended. Options may also be granted to directors, advisors and consultants of the Company. As of March 26, 2001, approximately 175 employees and 5 non-employee directors were eligible to receive options under the Plan. The specific options to be awarded to any participant under the Plan are not determinable in advance. The Administrator retains discretion to award options to any participant under the Plan and no options have been granted under the Plan as of the date of this proxy statement.

        As a condition of granting options, the Administrator may require that a participant surrender for cancellation options which had been previously granted to that person. A grant of an option which is conditional upon such surrender may have an option price which is lower or higher than the exercise price of the surrendered option and the new option shall cover such number of shares and other terms as the Administrator deems appropriate.

PLAN LIMITS

        The maximum shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 1,000,000 shares. This limit is subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events as provided for in the Plan. If the purchase price of an option or a tax liability is satisfied by the transfer or relinquishment to the Company of shares, then there shall be deemed to have been issued or transferred under the Plan only the net number of shares actually issued or transferred by the corporation. In the event an option granted under the Plan expires or is otherwise canceled or terminated, the shares allocable to the unexercised portion of such option shall again be available to be granted under the Plan, subject to certain limitations under Section 162(m) of the Internal Revenue Code.

OPTION GRANTS

        Both incentive and nonstatutory stock options can be granted under the Plan. The exercise price for both stock options shall not be less than 100% of the fair market value on the grant date. In the case of options granted to individuals holding 10% or more of the Company's outstanding stock, the exercise price for incentive stock options shall not be less than 110% of the fair market value on the grant date. As of March 26, 2001, the closing sales price of the Company's Common Stock on The Nasdaq Stock Market was $7.75 per share.

        To the extent that the aggregate fair market value (determined as of the option grant date) of the shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year under the Plan and all other plans maintained by the Company or its parent exceeds $100,000, such excess options will be treated as nonstatutory stock options. An option agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan as the Administrator shall deem advisable in its sole and absolute discretion.

        The Administrator may establish the vesting and other terms of each option granted under the Plan, and may determine that the options so granted may become exercisable in full at any time. Within the limits of the Plan, the Administrator may modify an option, extend or renew outstanding options or accept the cancellation of outstanding options for the granting of new options in substitution therefor.

        The purchase price of the options is payable in cash; provided, however, if the applicable option agreement provides or the Administrator otherwise approves, the purchase price may be paid by the surrender of shares having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and shares equal to the purchase price. In the event the Company determines that state or federal income taxes are required to be withheld, as a condition to exercise the optionee must make arrangements satisfactory to the Company to enable it to satisfy the withholding requirements. Payment of withholding requirements may be made by cash, delivery of shares or a combination of cash and shares.

TERM AND TRANSFERABILITY

        No option granted under the Plan may be exercisable after ten years from the grant date (or less, in the discretion of the Administrator). No incentive stock option granted to an individual who holds more than 10% of the voting power of all classes of the Company's outstanding stock shall be exercisable after the expiration of five years (or less, in the discretion of the Administrator) from the grant date. During the lifetime of an optionee, the option shall be exercisable only by the optionee or the optionee's guardian or legal representative and shall not be assignable or transferable. The option shall not be transferable by the optionee other than by will or the laws of descent and distribution.

CESSATION OF SERVICE

        If an optionee's employment or service with the Company ceases, other than as a result of death, disability or retirement, the optionee shall have 90 days after such cessation to exercise the option to the extent it was exercisable on the date of the optionee's cessation of employment or service. In the event an optionee's employment or service ceases by reason of death or disability, the optionee shall have 12 months after cessation by reason of death or disability to exercise the option to the extent it was exercisable on the date of cessation. If an optionee's employment or service with the corporation ceases by reason of retirement, the optionee shall have six months after the date of retirement to exercise the option to the extent it was exercisable on the date of retirement.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of certain federal income tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

        Nonstatutory Stock Options. In general no income will be recognized by the optionee at the time a nonstatutory stock option is granted. At the time the option is exercised, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the exercise date. At the time of sale of shares acquired pursuant to the exercise of a nonstatutory stock option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Options. No income generally will be recognized by an employee upon the grant or exercise of an incentive stock option. There are no tax consequences to the optionee upon exercise of an incentive stock option, except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the incentive stock option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above-described holding period requirements are met, then a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income to the optionee and the Company is entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. A gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

        General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of the most important federal tax law consequences concerning a grant of options under the Plan and the disposition of shares of Common Stock issued thereunder in existence as of the date of this proxy statement. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an option or underlying stock issued under the Plan.

EFFECT OF CERTAIN CHANGES

        The Administrator shall make or provide for adjustments in the total number of shares available for grant under the Plan, the exercise price and in the number or kind of shares or other securities covered by the Plan and outstanding options as it determines in its good faith to be required as a result of stock dividends, stock splits, combination of shares, issuances of rights, mergers, consolidations, changes in the Company's capital structure, liquidations, or other corporate transactions or events having an effect similar to the foregoing. In the event of such a transaction or event, the Administrator may provide in substitution for any or all outstanding options under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of options so replaced. In addition, in the event of a change in control (as defined in the Plan), the Administrator may in its sole discretion, (i) accelerate the exercise dates of outstanding options or make options fully vested and exercisable, (ii) pay cash to the owners of options in exchange for the cancellation of their options, or (iii) make adjustments or amendments to the Plan and outstanding options and substitute new options for outstanding options.

AMENDMENT OF PLAN

        The Administrator may, with respect to shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that without the approval of the Company's stockholders no such revision or amendment shall (i) be made if stockholder approval is required by applicable law, regulation or the requirements of the Nasdaq Stock Market or any exchange or interdealer network where the Company's shares are trading or
(ii) increase the number of shares which may be issued under the Plan. Without limiting the foregoing, the Administrator is entitled to amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations.

VOTE REQUIRED; BOARD RECOMMENDATION

        The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy at the Annual Meeting and voting on the proposal is required for the approval of this proposal to approve and adopt the Company's 2001 Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to shares of Common Stock of Hycor beneficially owned by (1) all persons known to Hycor to own beneficially more than 5% of Hycor's Common Stock; (2) each person who is a director or a nominee for director; (3) the chief executive officer and the four other most highly paid executive officers (the "named officers"); and
(4) all directors and executive officers of Hycor as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated in the footnotes. The information with respect to each person specified is as supplied or confirmed by such person.

                                   Shares of Common Stock
                                    Beneficially Owned as              Percent of
Name                              of March 16, 2001 (1)(10)             Class(1)
----                              -------------------------           ------------
Dimensional Fund Advisors, Inc.           420,014(2)                      5.3
Samuel D. Anderson                         52,719                           *
J. David Tholen                           202,284                         2.6
David S. Gordon                           261,964(3)                      3.3
Reginald P. Jones                         265,996(4)                      3.4
James R. Phelps                            78,215                           *
Richard E. Schmidt                         22,000                           *
David A. Thompson                          32,000                           *
Nelson F. Thune                           160,952(5)                      2.0
Mary Jo Deal                               39,616(6)                        *
Thomas M. Li                               76,955(7)                        *
All executive officers and
  directors as a group (10 persons)     1,192,701(8)                     14.6

Footnotes

*       Indicates less than one percent.

(1) Includes shares subject to stock options which the following have the right to acquire within sixty days of March 16, 2001; Mr. Anderson, 42,000 shares; Dr. Gordon, 42,000 shares; Mr. Phelps, 42,000 shares; Mr. Schmidt, 22,000 shares; Mr. Thompson, 22,000 shares; Ms. Deal, 2,000 shares; Dr. Li, 76,500 shares; and all executive officers and directors as a group, 24,850 shares.

(2) Dimensional Fund Advisors, Inc. ("DFA"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, filed an amended schedule 13G on or about February 2, 2001, on behalf of itself, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. DFA has sole voting power over all shares.

(3)     Includes 11,400 shares held by Dr. Gordon's wife and dependent children.

(4) Includes 262,201 shares held by R. P. Jones and J. Jones as Trustees for the Jones Family Trust; and 3,795 shares held by Hycor's 401(k) Plan.

(5)     Includes 3,452 shares held by Hycor's 401(k) Plan.

(6)     Includes 245 shares held by Hycor's 401(k) Plan.

(7)     Includes 455 shares held by Hycor's 401(k) Plan.

(8)     Includes 7,947 shares held by Hycor's 401(k) Plan.

(9) Under the terms of Hycor's 401(k) Plan, a committee of three persons has the power to direct the trustee to vote all shares held pursuant to the 401(k) Plan.

                               EXECUTIVE OFFICERS

        The following table identifies, and contains certain information concerning, Hycor's chief executive officer and the four most highly compensated executive officers as of the date of this Proxy Statement. Executive officers are appointed by and serve at the pleasure of the Board of Directors, subject to the relevant terms of their employment agreements. See "Executive Compensation - Employment Agreements."

Name                            Age         Information Concerning Officer
----                            ---         ------------------------------
J. David Tholen                 56          President and Chief Executive Officer
                                            since July 1998, Executive Vice
                                            President from January 1998 until July
                                            1998, Hycor Biomedical Inc.; general
                                            business consultant from December 1996
                                            until January 1998; President and Chief
                                            Executive Officer, Murex International
                                            (a medical diagnostic company) from June
                                            1994 until December 1996.

Reginald P. Jones               54          Senior Vice President since January
                                            1988, Chief Financial Officer since May
                                            1985, Secretary since June 1985,
                                            Treasurer since January 1982.

Nelson F. Thune                 55          Senior Vice President, Operations and
                                            Planning since February 1991, Vice
                                            President, Operations from January 1985
                                            to February 1991.

Mary Jo Deal                    45          Senior Vice President, Marketing and
                                            Sales since April 2000, Vice President,
                                            Marketing from September 1997 to March
                                            2000,  Director of Marketing from
                                            September 1995 to August 1997, Hycor
                                            Biomedical Inc.; Marketing Manager from
                                            July 1993 to August 1995, Technical
                                            Assistance Manager from July 1991 to
                                            June 1993, Dade International, Inc. (a
                                            medical products company).

Thomas M. Li                    54          Vice President, Research and Development
                                            since April 1995; Senior Development
                                            Manager, Syva Company (a medical
                                            diagnostic company) from January 1991 to
                                            March 1995.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth information concerning compensation paid or accrued by Hycor to or on behalf of the named executive officers for services in all capacities to Hycor during Hycor's last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                                           Compensation
                                                              Awards
                             Annual Compensation(1)         Securities
                           ---------------------------       Underlying       All Other
Name and                          Salary         Bonus        Options/       Compensation
Principal Position         Year   ($)(2)           ($)        SARs(#)          ($)(3)
------------------         ----   -------        -----     -------------    -------------
J. David Tholen (4)        2000   224,723        67,417           -0-          5,515
 President and CEO         1999   210,018        31,503           -0-          2,421
                           1998   180,637           -0-       206,100            783

Reginald P. Jones          2000   208,811        62,643           -0-          5,187
 Senior Vice President,    1999   195,146        29,272           -0-          2,876
 CFO                       1998   191,182           -0-        71,000          3,610

Nelson F. Thune            2000   183,394        55,018           -0-          5,286
 Senior Vice President,    1999   171,392        25,709           -0-          3,148
 Operations & Planning     1998   167,918           -0-        49,400          3,333

Mary Jo Deal               2000   172,419        51,726           -0-          5,080
 Senior Vice President,    1999   155,168        23,275           -0-          3,011
 Marketing & Sales         1998   135,210           -0-        35,000          2,256

Thomas M. Li               2000   179,899        53,970        12,000          4,993
 Vice President            1999   162,630        24,395           -0-          2,597
 Research & Development    1998   168,700           -0-           -0-          3,951

Footnotes

(1) None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his reported annual salary and bonus.

(2) Includes employee deferrals under Hycor's Incentive Profit Sharing Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan").

(3)     Hycor contributions under the 401(k) Plan.

(4) Mr. Tholen became employed by Hycor in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July 1998.

Employment Agreements

        Hycor is a party to employment agreements with Messrs. Tholen, Jones, Thune, and Li and Ms. Deal, described below.

        Mr. Tholen is employed as President and Chief Executive Officer of Hycor pursuant to an employment agreement, which commenced April 1, 2000, and provides for an annual base salary of $224,718. The term of the agreement is for two years and may be renewed upon mutually agreeable terms. In addition, under the terms of the agreement, in the event of a change in control of Hycor, Mr. Tholen will be entitled to receive a payment in an amount equal to 300% of the average of the annual base salary plus bonuses paid to Tholen for the prior three years. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor's then outstanding securities or if specified changes in the composition of Hycor's Board of Directors occurs. Hycor can also terminate the agreement at any time "without cause" by paying Mr. Tholen a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Tholen's death or incapacity.

        Mr. Jones is employed as Senior Vice President of Hycor pursuant to his employment agreement, which commenced on June 20, 1997 and amended on April 1, 2000, and provides for an annual base salary of $184,100. The agreement automatically renews for successive one-year terms unless written notice of either party's intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of a change in control of Hycor, Mr. Jones will be entitled to receive a payment in an amount equal to 300% of the average of the annual base salary plus bonuses paid to Jones for the prior three years. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor's then outstanding securities or if specified changes in the composition of Hycor's Board of Directors occurs. Hycor can also terminate the agreement at any time "without cause" by paying Mr. Jones a lump severance benefit equal to twelve months base salary or the remaining term of the agreement at the time of termination, whichever is less. The agreement also provides for certain payments upon Mr. Jones' death or incapacity.

        Hycor also has entered into three-year employment agreements with Messrs. Thune and Li and Ms. Deal under which each is employed as a Vice President of Hycor. These agreements, which commenced June 20, 1997 for Messrs. Thune and Li, and September 1, 1997 for Ms. Deal, provide for base salaries of $161,700, $158,600 and $120,000 per annum, respectively. Each agreement automatically renews for successive one-year terms unless written notice of either party's intention not to renew is given at least three months prior to expiration of the term. In addition, under the terms of the agreement, in the event of the termination of employment (other than on account of death or for cause as defined in the agreement), or election to resign with good cause (as defined in the agreement), within two years after a change in control of Hycor, Messrs. Thune or Li, or Ms. Deal will be entitled to receive severance pay in an amount equal to 200% of the average of the annual base salary plus bonuses paid the prior three years. Such amount would be in addition to any other amounts otherwise payable under any benefit plans of Hycor. A change in control of Hycor would be deemed to occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of Hycor representing 25% or more of the combined voting power of Hycor's then outstanding securities or if specified changes in the composition of Hycor's Board of Directors occurs. Hycor can also terminate the agreement at any time "without cause" by paying a lump severance benefit equal to twelve months base salary at the time of termination. The agreement also provides for certain payments upon death or incapacity.

Stock Options

        The following table sets forth information, with respect to the named executive officers, concerning the grant of stock options under Hycor's stock option plans during the last fiscal year.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                           % of Total
                            Options
                            Granted to                     Market
                Options     Employees     Exercise or      Price
                Granted     in Fiscal     Base Price       on Date     Expiration
Name           (#)(1)(3)      Year          ($/Sh)         of Grant       Date            5%           10%
----           --------     ---------     ------------     --------    -----------      -------     -------
Thomas Li      12,000(2)      25.0           $4.25          $4.25        2/23/10        $32,074     $81,281

(1) The Company did not grant any stock appreciation rights (SARs) during the last fiscal year.

(2) Incentive stock options were granted under the 1992 Incentive Stock Plan on 2/24/00 and are exercisable in four annual equal installments beginning 2/24/01.

(3) In the event that the Company enters into a merger (other than a merger in which the Company is the surviving corporation and under the terms of which the Common Stock is unchanged), consolidation, sale or transfer of substantially all of its assets, or liquidation during the term of the option, the option shall become exercisable with respect to the full number of shares subject thereto for a period of 30 days prior to the closing date of such transaction; provided, however, the exercise of any portion of the option that would otherwise not be exercisable at the closing date of such transaction shall be contingent on the closing of the transaction.

The following table sets forth information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                  OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                        Number of Securities
                Shares                 Underlying Unexercised            Value of Unexercised
               Acquired      Value          Options/SARs              In-the-Money Options/SARs
                  on        Realized     at Fiscal Year-End(#)        at Fiscal Year-End ($)(2)
Name           Exercise      ($)(1)   Exercisable/Unexercisable       Exercisable/Unexercisable
-------        ---------    --------  -------------------------      ---------------------------
J.D.Tholen      103,050     630,354       -0-          103,050            -0-         367,422
R.P.Jones       200,000     752,444       -0-           59,500            -0-         150,828
N.F.Thune       161,325     589,882       -0-           40,075            -0-         103,956
J.Deal           28,750     147,058       -0-           21,250            -0-          67,851
T.M.Li              -0-         -0-    73,500           12,000         54,758          13,500

(1) Calculated based upon the market value of the Common Stock at the exercise date minus the option exercise price.

(2) Calculated based upon the closing price of Common Stock at December 31, 2000, minus the option exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of Hycor's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follow shall not be deemed to be incorporated by reference into any such filings.

        The executive compensation program is administered by the Compensation Committee of Hycor's Board of Directors (the "Committee"), which is comprised of the outside directors of Hycor listed below. The Committee is responsible for all compensation matters applicable to Hycor's executive officers including developing, administering, and monitoring the compensation policies.

        In the past, the Committee has retained the services of an independent compensation-consulting firm to assist in its evaluation of the key elements of Hycor's compensation program. The Committee reviews surveys and other data supplied by the consultant in the course of its deliberations relating to compensation proposals and in its evaluations of the particular needs of Hycor and each executive's performance.

        Compensation and Overall Objectives. The general goals and objectives of Hycor's compensation program are to:

           - Provide incentives for Hycor's management to create value for Hycor's stockholders;

           - To attract, retain, and motivate a quality, performance-oriented management team;

           - Position executive compensation at the median levels when compared to companies with similar size, organization structure, product cycle, and industry; and

           - Create long-term incentives, which are tied to Hycor's long-term growth, financial success, and stockholder value.

        In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payments.

        Section 162(m) of the Internal Revenue Code limits Hycor's tax deduction to $1 million in any taxable year for compensation paid to individual executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. While the compensation program provides pay levels unlikely to reach or exceed the limit for any of the executive officers, the Committee believes a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committee's present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws.

        Base Salaries. The base compensation levels were established to compensate the executive officers for the functions they perform. The salary levels are reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined to be relevant by the Committee, which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) competitive base pay levels for similar functions, and
(iv) Hycor's overall performance during the year. The weight given such factors by the Committee may vary from individual to individual. With respect to base salaries, the Committee generally intends to target base salary levels at the median for medical device and biotechnology organizations comparable in size and structure. Salary increases awarded in 2000 to executive officers, excluding the Chief Executive Officer, averaged 7%.

        Annual Incentive Compensation Program. Awards may be earned under Hycor's Annual Executive Incentive Plan (the "Annual Incentive Plan"). The objective of the Annual Incentive Plan is to deliver competitive levels of compensation for the attainment of financial objectives that the Committee believes are primary determinants of stock price over time. Targeted awards for the executive officers of Hycor, including the Chief Executive Officer, under the Annual Incentive Plan are 20% of earned salary. Minimum objectives of pretax earnings must be achieved before any awards are earned. Awards in any single year cannot exceed 150% of the target award opportunity. Bonus awards of 30% of earned salary were made for fiscal 2000.

        Long-Term Incentive Program. The long-term incentive program for senior management consists of a stock-based compensation plan, the 1992 Incentive Stock Plan (the "Plan"). The Committee believes that by providing those persons who have substantial responsibility for the management and growth of Hycor with an opportunity to increase their ownership of Hycor stock, the interests of the stockholders and executives will be closely aligned. The Committee, which administers the Plans, may make grants under the Plans based on a number of factors, including (i) the executive officer's position in Hycor, (ii) the executive officer's performance and responsibilities, (iii) the extent to which the executive officer already holds an equity stake in Hycor, (iv) equity participation levels of comparable executives at other companies in the compensation peer group, and (v) individual contribution to the success of Hycor's financial performance. Generally, stock options are granted each year at 100% of current fair market value of Hycor's stock. Stock options have a ten-year term and typically become exercisable over a four-year period, as determined by the Committee.

        Chief Executive Officer Compensation. J. David Tholen was employed in January 1998 as Executive Vice President and was promoted to President and Chief Executive Officer in July. His salary was increased in January 2000 to $224,718. Mr. Tholen's salary is determined on the same factors discussed above for the executive officers. During 2000 Mr. Tholen received a bonus of $67,417, which was 150% of the target award opportunity. The goal for the bonus program in 2000 was to increase Hycor's profitability. Mr. Tholen does not participate in or otherwise influence deliberation of the Committee relating to his compensation.

The Compensation Committee:

Samuel D. Anderson              David A. Thompson               James R. Phelps
                                   (Chairman)

Audit Committee Report

        The Audit Committee, all of whom are independent within the meaning of applicable rules and regulations, has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit B to this proxy statement.

        The Audit Committee reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2000 with management and Deloitte & Touche LLP, the Company's independent public accountants. In addition, the Audit Committee has discussed with the Deloitte & Touche LLP the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee:

Samuel D. Anderson              Richard E. Schmidt               David S. Gordon
                                   (Chairman)

                          STOCK PRICE PERFORMANCE GRAPH

Set forth below is a graph comparing cumulative total stockholder return on Hycor's Common Stock, the NASDAQ US Index, and the NASDAQ Pharmaceutical Index for the period commencing December 31, 1995 and ended December 31, 2000. The graph assumes that the value of the investment in Hycor's Common Stock and each index was $100 at December 31, 1995, and that all dividends were reinvested. The stockholder return shown on the following graph is not necessarily indicative of future performance.

                             CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]


                             12/95      12/96       12/97        12/98       12/99       12/00
                             -----      -----       -----        -----       -----       -----
Company                       100          69          36          24          40         123
Nasdaq US                     100         123         151         213         395         238
Nasdaq Pharmaceutical         100         100         104         132         248         132

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Hycor's directors and executive officers, and persons who own more than 10% of a registered class of Hycor's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hycor. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Hycor with copies of all
Section 16(a) forms they file.

        To Hycor's knowledge, based solely on review of the copies of such reports furnished to Hycor and written representations that no other reports were required during the fiscal year ended December 31, 2000, Hycor's officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as Hycor's independent auditors for the fiscal year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions. Auditors for the current fiscal year will be selected by the Board of Directors in June 2001.

                                   AUDIT FEES

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of Hycor's annual financial statements included on Form 10-K for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Hycor's quarterly reports on Form 10-Q for that fiscal year were $78,770.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during fiscal year 2000.

                                 ALL OTHER FEES

        The aggregate fees billed by Deloitte & Touche LLP for all other services rendered to Hycor were an additional $54,494. This amount was primarily comprised of completion of corporate tax returns and consultation with regard to various accounting, tax and financial matters. The Audit Committee has considered whether the provision of non-audit services by Hycor's independent public accountants is compatible with maintaining auditor independence.

                             STOCKHOLDER NOMINATIONS

        The Nominating Committee will consider proposals for nominees for the Board of Directors suggested by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary at Hycor and must be received not less than 120 calendar days in advance of the date of Hycor's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. The stockholder should specify the name of each proposed nominee and should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A person to be considered for nomination to the Board of Directors should, among other things, have the ability to exercise sound business judgment, have had such broad personal and professional experience as to enable him or her to make productive contributions to the deliberation of the Board of Directors, and be a recognized leader in his or her profession.

                              STOCKHOLDER PROPOSALS

        Stockholders who intend to submit proposals to Hycor's stockholders at the 2002 Annual Meeting must submit such proposals to Hycor no later than December 26, 2001, and must otherwise comply with the applicable requirements of the Securities Exchange Community to be considered for inclusion in the proxy statement and proxy for the 2001 Annual Meeting.

        With respect to any proposal that a stockholder of Hycor presents at the Annual Meeting of Stockholders to be held in the year 2002, that is not submitted for inclusion in Hycor's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proxy for that meeting will confer discretionary voting authority to vote on such stockholder proposal unless Hycor is notified of any such proposal before March 11, 2002 and the proponent complies with the other requirements of Rule 14a-4. Stockholder proposals should be submitted to Hycor Biomedical Inc., 7272 Chapman Avenue, Garden Grove, California 92841, Attention: Corporate Secretary.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of proxy will vote on such matter in accordance with their best judgment.

                                        Reginald P. Jones
April 30, 2001                          Secretary

                                                                       EXHIBIT A

                              HYCOR BIOMEDICAL INC.
                             2001 STOCK OPTION PLAN

        1. PURPOSE. The Plan is intended to provide incentive to employees, directors, advisors and consultants of the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

        2. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

               (a) "Administrator" shall mean the Board or the Plan Committee of the Board, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

               (b) "Board" shall mean the Board of Directors of the Corporation.

               (c) "Change of Control" shall mean, a change of control of a nature that would be required to be reported in response to Item 1 of Form 8-K required to be filed pursuant to the Exchange Act; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

                      (i) the stockholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties; or

                      (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a "Change of Control" of the Company:

                             (a) any acquisition directly from the Company
(excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); or

                             (b) any acquisition by an employee benefit plan (or
related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                      (iii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                      (iv) the stockholders of the Company approve the dissolution of the Company or a definitive agreement to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's stock would be converted into cash, securities or other property of another entity, other than a merger of the Company in which holders of the Company's Common Stock immediately prior to the merger own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving entity or corporation immediately following such merger.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (e) "Commission" shall mean the Securities and Exchange
Commission.

               (f) "Common Stock" shall mean the common stock of the Corporation and any class of shares into which such common stock hereafter may be converted or reclassified.

               (g) "Corporation" shall mean Hycor Biomedical Inc., a Delaware corporation.

               (h) "Disability" shall mean a medically determinable physical or mental impairment which has made an individual incapable of engaging in any substantial gainful activity. A condition shall be considered a Disability only if (i) it can be expected to result in death or has lasted or it can be expected to last for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that Disability exists.

               (i) "Employee" shall mean an individual who is employed (within the meaning of Section 3401 of the Code and the regulations thereunder) by the Corporation.

               (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (k) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Administrator, at which an Option may be exercised.

               (l) "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

                      (i) If the Shares are (A) listed on an exchange, the closing price as reported for composite transactions on the date of valuation, or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, or (B) traded over-the-counter on the National Market System (the "NMS") of The Nasdaq Stock Market, Inc. ("NASDAQ"), the last sale price on the date of valuation, or, if no sale occurred on such date, the last sale price on the business day immediately prior to the date of valuation, or, if no sale occurred on that date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in NASDAQ;

                      (ii) If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in NASDAQ as of the close of business on the date of valuation, or, if on such day such Shares are not quoted in NASDAQ, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; or

                      (iii) If neither clause (i) nor (ii) above applies, the Fair Market Value shall be determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

               (m) "Grant Date" shall mean the date on which the granting of an Option is authorized by the Administrator or such other date as prescribed by the Administrator.

               (n) "Incentive Stock Option" shall mean an option described in
Section 422 of the Code.

               (o) "Nonstatutory Stock Option" shall mean an option that does not meet the requirements of Section 422 of the Code or is not intended to be an Incentive Stock Option.

               (p) "Option" shall mean any stock option granted pursuant to the Plan.

               (q) "Option Agreement" shall mean a written stock option agreement evidencing the grant of an Option.

               (r) "Option Limit" shall have the meaning assigned to it in
Section 6.

               (s) "Optionee" shall mean a Participant who has received an Option.

               (t) "Participant" shall have the meaning assigned to it in
Section 5(a) hereof.

               (u) "Plan" shall mean this Hycor Biomedical Inc. 2001 Stock Option Plan, as it may be amended from time to time.

               (v) "Plan Committee" shall mean a committee of two or more directors appointed by the Board to administer the Plan.

               (w) "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

               (x) "Retirement" shall mean the voluntary termination of employment by an employee after qualifying for early or normal retirement under any pension plan or profit sharing or benefit plan of the Corporation or its Subsidiaries. If an employee is not covered by any such plan, "Retirement" shall mean voluntary termination of employment after the employee has attained age sixty-five (65) and after the employee has attained the tenth (10th) anniversary of his or her employment, or as otherwise determined in the Administrator's sole discretion.

               (y) "Section 16 Participant" shall mean a Participant who is (or, in the opinion of the Administrator, may be) generally subject to the Section 16 Requirements with respect to purchases and sales of Common Stock or other equity securities of the Corporation.

               (z) "Section 16 Requirements" shall mean those obligations and requirements imposed on officers and directors by Sections 16(a) and 16(b) of the Exchange Act and the rules of the Commission promulgated thereunder.

               (aa) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (bb) "Subsidiary" shall mean any subsidiary corporation as defined in Section 425(f) of the Code.

               (cc) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

               (dd) "Transfer Agent" shall mean a third-party organization retained by the Corporation to maintain the stock transfer records of the Corporation.

        3. EFFECTIVE DATE. The Plan was adopted by the Board effective February 23, 2001. Options granted hereunder prior to obtaining stockholder approval in accordance with Section 15 of the Plan shall be subject to such approval and shall be canceled if such approval is not obtained.

        4. ADMINISTRATION.

               (a) Administrator. Subject to subsection (c) below, the Plan shall be administered, in the discretion of the Board from time to time, by the Board or by a Plan Committee which shall be appointed by the Board as provided in the Corporation's Bylaws. The Board may from time to time remove members from, or add members to, the Plan Committee. Vacancies on the Plan Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Plan Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator.

               (b) Powers of Administrator. The Administrator shall from time to time at its discretion select the Optionees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options or Nonstatutory Stock Options. The Administrator shall have full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all Option Agreements. The interpretation and construction by the Administrator of any provision of the Plan or of any Option or Option Agreement shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

               (c) Disinterested Administration. If the Common Stock is registered under the Exchange Act and Section 16 Participants are to receive Options hereunder, this Plan shall be administered by the Board or by a Plan Committee consisting solely of two or more directors each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

        5. PARTICIPATION.

               (a) Eligibility. The Optionee shall be such persons (collectively, "Participants"; individually a "Participant") as the Administrator may select from among the following classes of persons, subject to the terms and conditions of Section 5(b) below:

                      (i) Employees (who may be officers, whether or not they are directors) of the Corporation or of a Subsidiary and non-employees to whom an offer of employment has been extended; and

                      (ii) directors, advisors and consultants of the Corporation or a Subsidiary.

        Notwithstanding provisions of the first paragraph of this Section 5(a), the Administrator may at any time or from time to time designate one or more directors as being ineligible for selection as Participants in the Plan for any period or periods of time. The Administrator may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Option to a Participant that the Participant surrender for cancellation some or all of the Options which have been previously granted to such person under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Administrator deems appropriate, and shall be exerciseable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

               (b) Ten-Percent Stockholders. A Participant who, at the time of grant, owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or its parent shall not be eligible to receive an Incentive Stock Option unless the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the Grant Date.

               (c) Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership, a Participant shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Participant holds an Option shall not be counted.

               (d) Outstanding Stock. For purposes of Section 5(b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include Shares authorized for issue under outstanding Options held by the Optionee or by any other person.

        6. STOCK. The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan at any time shall not exceed 1,000,000 Shares (the "Option Limit"), subject to adjustment as provided for in this Plan. Notwithstanding the foregoing, upon the full or partial payment of any Purchase Price by the transfer to the Corporation of Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Shares actually issued or transferred by the Corporation. In the event any outstanding Option granted under this Plan for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Option shall again be available to be granted as Options under this Plan. Notwithstanding the previous sentence, to the extent required by Section 162(m) of the Code, Shares subject to Options which are canceled continue to be counted against the Option Limit and if, after an Option grant, the price of Shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a New Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Option Limit. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified in Section 10.

        7. TERMS AND CONDITIONS OF OPTIONS.

               (a) Stock Option Agreements. Each Option shall be evidenced by an Option Agreement in such other form as the Administrator shall from time to time determine. Such Option Agreements need not be identical but shall comply with and be subject to the terms and conditions set forth in this Section 7.

               (b) Nature of Option. Each Option shall state whether it is an Incentive Stock Option or a Nonstatutory Stock Option.

               (c) Optionee's Undertaking. Each Optionee shall agree to remain in the employ or service of the Corporation and to render services for a period as shall be determined by the Administrator, from the Grant Date of the Option or such other date agreed to by the Optionee and the Corporation, but such agreement shall not impose upon the Corporation any obligation to retain the Optionee in their employ or service for any period.

               (d) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

               (e) Exercise Price; Exercise of Options. Each Option shall state the Exercise Price. The Exercise Price in the case of an Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the Grant Date. The Exercise Price in the case of any other Stock Option granted to persons other than to an Optionee described in Section 5(b) hereof, shall not be less than the Fair Market Value on the Grant Date. At the sole discretion of the Administrator, any Option granted under this Plan to any Participant may be exercisable in whole or in part immediately upon the grant thereof, or only after the occurrence of a specified event and/or only in installments, which installments may be equal or otherwise, and which installments may vary as to the number thereof as well as to whether any unexercised installments are cumulative through the life of a particular Option.

               (f) Medium and Time of Payment; Notice. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides, or the Administrator in its sole discretion otherwise approves thereof, the Purchase Price may (to the extent permitted by applicable law) be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price.

        In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Optionee must make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements before the Optionee shall be permitted to exercise the Option. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee, or by the Corporation not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above.

        The Optionee shall exercise an Option by completing and delivering to the Corporation, concurrently with the payment of the Purchase Price in the manner described above, an exercise notice in such form as the Administrator shall from time to time determine.

               (g) Term and Non-Transferability of Options. Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years (or less, in the discretion of the Administrator) from the Grant Date; except that no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the Grant Date (or less, in the discretion of the Administrator). During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative and shall not be assignable or transferable. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Any other attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any Option or right thereunder, shall be null and void and, at the Corporation's option, shall cause all of the Optionee's rights under the Option to terminate.

               (h) Cessation of Employment (Except by Death, Disability or Retirement). If an Optionee's employment or service with the Corporation ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, other than pursuant to death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within ninety (90) days after such cessation, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

        For purposes of this Section 7(h), the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Administrator). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth
(90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

               (i) Death of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's death, or after ceasing to be a Participant but during the period in which he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions referred to in Section 7(g) above, at any time within twelve (12) months after the Optionee's death by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but, except as otherwise provided in the applicable Option Agreement, only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (j) Disability of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Disability, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within twelve (12) months after such cessation by reason of Disability, but, except as provided in the applicable Option Agreement, only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (k) Retirement of Optionee. If an Optionee's employment or service with the Corporation ceases by reason of the Optionee's Retirement, such Optionee shall have the right, subject to the restrictions referred to in
Section 7(g) above, to exercise the Option at any time within six (6) months days after the date of Retirement, but only to the extent that, at the date of such cessation, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

               (l) Time of Cessation of Service. For purposes of this Plan, the Optionee's employment or service shall be deemed to have ceased or be terminated on the date when the Optionee's employment or service in fact ceased or Optionee is in fact terminated.

               (m) Rights as a Stockholder. No one shall have rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

               (n) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Administrator may modify an Option, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely alter or impair any rights or obligations under any Option previously granted. With the consent of the affected Optionee, the Administrator may cancel any agreement evidencing Options. In the event of such cancellation, the Administrator may authorize the granting of new Options, which may or may not cover the same number of Shares that have been the subject of the prior award, at such Exercise Price and subject to such terms, conditions and discretions as would have been applicable under this Plan had the canceled Options not been granted.

               (o) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Corporation acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may, in accordance with the provisions of that Section, substitute Options under the Plan for options under the plan of the acquired company; provided, however, that (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

               (p) Other Provisions. An Option Agreement authorized under the Plan may contain such terms and provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the

Option) as the Administrator shall deem advisable in its sole and absolute discretion.

        8. LIMITATION ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other plans maintained by the Corporation or its parent, exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For the purposes of this
Section 8, Incentive Stock Options shall be taken into account in the order in which they were granted.

        9. TERM OF PLAN. Options may be granted pursuant to the Plan until the expiration of the Plan ten (10) years after the effective date referred to in
Section 3.

        10. EFFECT OF CERTAIN EVENTS.

               (a) Adjustments Upon Changes in Stock. The Administrator shall make or provide for such adjustments in the Option Limit, the Exercise Price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by this Plan and outstanding Options as the Administrator in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Corporation, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator may also make or provide for such adjustment in the number or kind of shares of the Corporation's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to Options granted under the Plan and the number of such securities to be awarded to each Optionee as the Administrator in its sole discretion, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. The determination of the Administrator as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

               (b) Change of Control. In addition to the rights set forth in
Section 10(a) above, in the event of a Change of Control, the Administrator may, in its sole discretion, without obtaining stockholder approval or the consent of any person granted Options under the Plan, take one or more of the following actions:

                      (i) Accelerate the exercise dates of any outstanding Options, or make Options fully vested and exercisable;

                      (ii) Pay cash to any or all owners of Options in exchange for the cancellation of their outstanding Options; or

                      (iii) Make any other adjustments or amendments to the Plan and outstanding Options and substitute new Options for outstanding Options.

               (c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

               (d) Limitation on Rights. Except as expressly provided in this
Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        11. SECURITIES LAW REQUIREMENTS.

               (a) Legality of Issuance. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

                      (i) it and the Optionee have taken all actions required to register the offer and sale of the Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

                      (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

                      (iii) any other applicable provision of state or Federal law has been satisfied.

               (b) Restrictions on Transfer; Representations of Optionee; Legends. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

               "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

        Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

               (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

               (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

        12. AMENDMENT OF THE PLAN. The Administrator may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

               (a) Be made if stockholder approval is required by applicable law, regulation or the requirements of The Nasdaq Stock Market or any exchange or interdealer network where the Shares are trading;

               (b) Increase the number of Shares which may be issued under the Plan;

               (c) Amend this Section 12 to defeat its purpose.

        Without limiting the generality of the foregoing, the Administrator may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

        13. FINANCIAL STATEMENTS. Each Optionee shall receive financial statements of the Corporation not less than annually.

        14. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

        15. APPROVAL OF STOCKHOLDERS. The Plan must be approved by the affirmative vote of the holders of a majority of the Corporation's outstanding shares of capital stock on or before the date twelve (12) months from the date the Plan was adopted by the Board.

        16. GOVERNING LAW. This Plan, and the Option Agreements, shall be governed by and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of the State of California.

                                                                       EXHIBIT B

                            AUDIT COMMITTEE CHARTER

INTRODUCTION

The Corporation's executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. The Board of Directors has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles.

MISSION STATEMENT

Oversight of the (i) financial reporting process, the system of internal controls and the audit process and (ii) independent auditors. In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, the independent auditors and the financial management of the Corporation.

GENERAL GUIDELINES

SIZE, COMPOSITION AND TERM OF APPOINTMENT

The Audit Committee shall consist of no fewer than two directors (three after March 31, 2001), both of whom are independent of management and the Corporation. Each member shall be financially literate and at least one of the members shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

MEETINGS

The Committee will meet on a quarterly basis if requested by the independent auditors, prior to the release of earnings, and special meetings may be called when circumstances require.

OVERSIGHT BY THE BOARD OF DIRECTORS

The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

The Board will determine annually that the Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

AUTHORITY

The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

The Committee acts on the Board's behalf in the matters outlined below.

EXTERNAL AUDITORS

The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Corporation, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

The Committee will review with management and the independent public accountants the Corporation's compliance with laws and regulations having to do with accounting and financial matters.

The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

FINANCIAL STATEMENTS

The Committee will review with management and the independent public accountants, the Corporation's year-end financial statements, including management's discussion and analysis, and audit findings. Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with the requirements of SAS 61. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Corporation's annual report on Form 10-K.

The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

The Committee will inquire of management and the independent accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Corporation's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

PRIVATE DISCUSSIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Corporation's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel.

The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

POST-AUDIT REVIEW

The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

LITIGATION

The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Corporation's financial statements.

OTHER

The Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if in its judgment, that is appropriate.

The Committee will prepare a report for inclusion in the Corporation's proxy statement for its annual meeting of shareholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

                             HYCOR BIOMEDICAL INC.
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE JUNE 14, 2001 ANNUAL MEETING OF STOCKHOLDERS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

    The undersigned hereby appoints J. DAVID THOLEN and REGINALD P. JONES, and each of them, as proxy or proxies, with full power of substitution and resubstitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Hycor Biomedical Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 14, 2001 at 9 a.m., local time, at the Company's offices located at 7272 Chapman Avenue, Garden Grove, California 92841, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. SAID PROXIES ARE DIRECTED TO VOTE ON THE MATTERS DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS FOLLOWS, AND OTHERWISE ARE DIRECTED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1. Election of Directors.   [ ] FOR all nominees listed below (except as        [ ] WITHHOLD AUTHORITY to vote for all nominees
                                marked to the contrary below).                      listed below.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
            STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Samuel D. Anderson, David S. Gordon, Reginald P. Jones, James R. Phelps,
                      Richard E. Schmidt, and J. David Tholen.

2. To approve the 2001 Stock Option Plan

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

                      (Continued and to be signed and dated on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN PROPOSAL 1, "FOR" THE 2001 STOCK OPTION PLAN IN PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                             Date:________________________, 2001

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                         (Signature)

                                             Please date this proxy and sign
                                             exactly as your name or names
                                             appear hereon. When more than one
                                             owner is shown above, each should
                                             sign. When signing in a fiduciary
                                             or representative capacity, please
                                             give full title. If this proxy is
                                             submitted by a corporation, it
                                             should be executed in the full
                                             corporate name by a duly authorized
                                             officer. If this proxy is submitted
                                             by a partnership, it should be
                                             executed in the partnership name by
                                             an authorized person.